EXHIBIT B-2


                                AGENCY AGREEMENT
                                     BETWEEN
                               AMEREN ENERGY, INC.
                                       AND
                             AMEREN SERVICES COMPANY
                                  AS AGENT FOR
                     CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
                                       AND
                             UNION ELECTRIC COMPANY


     THIS AGENCY AGREEMENT, made and entered into as of October 30, 1998 by and between AMEREN ENERGY, INC., a corporation organized under the laws of the State of Missouri ("Ameren Energy"), and AMEREN SERVICES COMPANY, a corporation organized under the laws of the State of Missouri ("Client Company") (Ameren Energy and Client Company hereinafter sometimes referred to individually as a "Party" and collectively as the "Parties"),

                              W I T N E S S E T H:

     WHEREAS, Ameren Energy and Client Company are both direct subsidiaries of Ameren Corporation ("Ameren"), a registered holding company under the Public Utility Holding Company Act of 1935, and, together with Ameren's other direct and indirect subsidiaries, form the Ameren System; and

     WHEREAS, Ameren Energy is engaged in the business of electricity, gas and energy commodity marketing and trading, and in the conduct of its business has assembled a highly-trained staff and developed and acquired various capabilities, programs, systems and other resources; and

     WHEREAS, Client Company is authorized by order of the Securities and Exchange Commission (the "Commission") dated December 30, 1997 (the "Merger

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Order") to provide a variety of administrative, management, engineering, construction, environmental, energy and fuel supply and support services to its associate companies in the Ameren System, and has heretofore entered into a General Service Agreement, dated as of January 1, 1998 (the "GSA"), with Union Electric Company and Central Illinois Public Service Company (the "Operating Companies") and certain other associate companies of Client; and

     WHEREAS, pursuant to the GSA, Client Company provides services to the Operating Companies in the areas of bulk power marketing and procurement, gas supply, procurement and management, and other services relating to the Operating Companies' power and gas marketing and trading functions; and

     WHEREAS, economies and increased efficiencies will result from the performance by Ameren Energy of certain support services for Client Company that would enable Client Company to perform its obligations under the GSA; and

     WHEREAS, subject to the terms and conditions herein described, Ameren Energy will render such services and provide such resources to Client Company at cost, determined in accordance with applicable rules, regulations and orders of the Commission;

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein, the Parties hereto hereby agree as follows:

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     1.   Agreement to Furnish Support Services.
          -------------------------------------

          Ameren Energy agrees to provide to Client Company the following services: power trading and marketing; capacity management; business reporting; transaction administration; contract and counter-party administration; regulatory reporting, support and compliance; representation on industry groups; the negotiation, execution and administration of contracts between any operating company and third parties necessary to facilitate the above; and other related activities as requested.

     2.   Appointment of Ameren Energy as Agent.
          -------------------------------------

          Ameren Energy's relationship to Client Company shall be that of an Agent. Ameren Energy shall have no interest in the profits or revenues of Client Company or any Operating Company in respect of any transaction in which Ameren Energy provides services, and shall not be liable for the performance or other obligations of Client Company or any Operating Company thereunder. Ameren Energy shall be accountable for all funds advanced or collected on behalf of Client Company or any Operating Company in connection with any transaction in respect of which Ameren Energy provides services. The provision of services by Ameren Energy pursuant to this Agreement shall in all cases and notwithstanding anything herein contained to the contrary be subject to any limitations contained in authorizations, rules or regulations of those governmental agencies, if any, having jurisdiction over Ameren Energy or such provision of services.

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     3.   Compensation of Ameren Energy.
          -----------------------------

          As compensation for services actually requested by Client Company and rendered to it by Ameren Energy, Client Company hereby agrees to reimburse Ameren Energy for all costs properly chargeable or allocable thereto, as controlled through a work order procedure.

     4.   Indemnification.
          ---------------

               A. Client Company shall and does hereby agree to save harmless and defend Ameren Energy, and its officers, employees, and agents, from the payment of any sum or sums of money on account of, or resulting from, claims or suits growing out of or losses under any transaction in respect of which Ameren Energy shall agree to provide services, except to the extent that such claims, suits or losses result from the gross negligence or willful misconduct of Ameren Energy. Further, Client Company shall and does hereby indemnify and agree to save harmless and defend Ameren Energy (a) from any and all liens, garnishments, attachments, claims, suits, costs, attorneys' fees, cost of investigation and of defense resulting from, incurred in connection with, or relating to any such claims, (b) from the payment of any such sum or sums of money, and (c) from the payment of any penalties, fines, damages, suits or claims (and any liens or attachments asserted in connection therewith) arising out of any alleged or actual violation of law, court order, or governmental agency rule or regulation committed by or existing with respect to Client Company or its officers, employees, agents or subcontractors (including Ameren Energy when such payments relate to performing services hereunder).

               B. Ameren Energy shall within five (5) business days after it

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          receives notice of any claims, action, damages or liability against which it will expect to be indemnified pursuant to Article 4A, notify Client Company of such claims, actions, damages or liabilities. Thereafter, Client Company may at its own expense, upon notice to Ameren Energy, defend or participate in the defense of such action or claim or any negotiation for settlement of such action or claim, provided that, unless Client Company proceeds promptly and in good faith to pay or defend such action or claim, then Ameren Energy shall have the right (but not the obligation), in good faith, upon ten (10) days' notice to Client Company, to pay, settle, compromise or proceed to defend any such action or claim without the further participation by Client Company. Client Company will immediately pay (or reimburse Ameren Energy, as the case may be) any payments, settlements, compromises, judgments, costs or expenses made or incurred by Ameren Energy in or resulting from the pursuit by Ameren Energy of such right. If any judgment is rendered against Ameren Energy in any such action defended by Client Company or Ameren Energy is otherwise entitled to indemnification under Article 4A, or if any lien attaches to the assets of Ameren Energy in connection therewith, Client Company shall immediately upon such entry or attachment pay the judgment in full or discharge any such lien unless, at its expense and direction, appeal shall be taken under which the execution of the judgment or satisfaction of the lien is stayed. If and when a final and unappealable judgment is rendered against Ameren Energy in any such action, Client Company shall forthwith pay such judgment or discharge such lien prior to the time that Ameren Energy would be legally held to do so.

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     6.   Miscellaneous.
          -------------

          This Agreement shall be binding upon the successors and assigns of the Parties hereto, provided that Ameren Energy shall not be entitled to assign or subcontract out any of its obligations under this Agreement without the prior written approval of Client Company. This Agreement may not be modified or amended in any respect except in writing executed by the Parties hereto. This Agreement shall be construed and enforced under and in accordance with the laws of the State of Missouri. This Agreement may be executed in counterparts, each one of which when fully executed shall be deemed to have the same dignity, force and effect as if the original. No provision of this Agreement shall be deemed waived nor breach of this Agreement consented to unless such waiver or consent is set forth in writing and executed by the Party hereto making such waiver or consent.

          IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

                                    AMEREN ENERGY, INC.


                                    ---------------------------------
                                    By:------------------------------
                                    Title:---------------------------

                                    Date Executed:-------------------



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                                    AMEREN SERVICES COMPANY
                                    AS AGENT FOR
                                    CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
                                    UNION ELECTRIC COMPANY



                                    ---------------------------------
                                    By:------------------------------
                                    Title:---------------------------

                                    Date Executed:-------------------


                                    ACKNOWLEDGED BY:
                                    CENTRAL ILLINOIS PUBLIC SERVICE COMPANY


                                    ---------------------------------
                                    By:------------------------------
                                    Title:---------------------------

                                    Date Executed:-------------------


                                    ACKNOWLEDGED BY:
                                    UNION ELECTRIC COMPANY


                                    ---------------------------------
                                    By:------------------------------
                                    Title:---------------------------

                                    Date Executed:-------------------